Exhibit 23.1

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are aware that GBS Inc. has included in the Prospectus constituting a part of this Registration Statement our report dated November 11, 2020, relating to the Company’s unaudited interim consolidated financial statements for the quarter ended September 30, 2020, appearing in this registration statement. Pursuant to Regulation C under the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

BDO Audit Pty Ltd

Tim Aman

Director

Sydney, NSW, Australia

December 18, 2020

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GBS Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 11, 2020 relating to the audit of the consolidated financial statements of GBS Inc., appearing in the Prospectus, constituting a part of its Registration Statement, as amended (‘File No. 333-232557’). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

BDO Audit Pty Ltd

Tim Aman

Director

Sydney, Australia

December 18, 2020

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.